UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Freshpet, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 24, 2023, Freshpet Inc. (the “Company”) issued a press release in connection with the Company’s 2023 annual meeting of shareholders (the “Annual Meeting”). A copy of the press release can be found below:

Freshpet Issues Statement Regarding JANA Partners’ Press Release

SECAUCUS, N.J. – May 24, 2023 – Freshpet, Inc. (NASDAQ: FRPT) (“Freshpet” or the “Company”) today issued the following statement in response to JANA Partners LLC’s (“JANA”) May 24, 2023 press release.

Over the past nine months since JANA publicly disclosed its potential director nominees, the Company has engaged with JANA extensively to understand their perspectives and address their concerns. The Freshpet Board welcomes constructive ideas, from any source, that will drive shareholder value. Unfortunately, JANA has made clear to us that their sole purpose is to force a sale of the Company without consideration of all potential paths to value creation. Despite the difference of perspectives, the Board has attempted to reach a constructive resolution with JANA but its offers were rejected. We remain hopeful to avoid a distracting proxy fight as the management team continues to focus on driving growth and margin expansion as demonstrated in recent quarterly performance.

The Board and management remain focused on driving shareholder value and building on the significant momentum in our business.

Recent results and guidance demonstrate strong operational momentum and growth.

The Freshpet Board and management are making strong progress executing our strategy. We grew revenue by 27% in Q1 2023 while continuing to improve performance in logistics, quality, and other operational areas of our business. Looking ahead, we expect continued strong revenue growth and adjusted gross margin expansion for full year 2023.

Key ongoing initiatives to create value for shareholders include:

●	Executing our operational improvement plan: We are strengthening capabilities in production, quality, engineering, logistics and finance to align long-term growth with prudent capital expenditure, ultimately driving significant margin expansion. Additionally, we recently announced the appointments of Todd Cunfer as CFO, Jay Dahlgren as EVP of Manufacturing, Technology and Supply Chain, and Dirk Martin as VP of Customer Service and Logistics.

●	Investing in long-term capacity with new technology to meet demand and enhance efficiencies: The opening of the first phase of our state-of-the art Freshpet Kitchen in Ennis, TX in October is a transformative development for Freshpet and a meaningful value enhancement opportunity. Ennis will help accommodate our growth for the next five years, enabling us to increase net sales to $1.8 billion by 2027, with accelerated margin expansion. The facility is designed to be our most cost-efficient, most sustainable, highest quality facility with room to grow and support an even larger business.

●	Delivering a highly successful convertible offering that strengthened our balance sheet, supporting our plan to drive growth, and was positively received by the market: The convertible security provides Freshpet with significantly reduced interest costs relative to alternative debt structures and greater flexibility with no covenants, no amortization, and a five-year maturity.

Freshpet’s independent Board has the right skills and expertise to oversee management and drive shareholder value creation.

Freshpet recently announced several actions designed to ensure that the Board continues to have the appropriate skills, expertise and independence to effectively oversee management and its execution of the strategy. Walter George, current Chair of the Nominating, Governance and Sustainability Committee, will be appointed the new independent Chair of the Board effective immediately following the Company’s 2023 Annual Meeting. Accordingly, Charles Norris, Chair of the Board, will not stand for reelection at the 2023 Annual Meeting as he has reached the mandatory retirement age put in place as part of the Company’s long-term governance plan in 2020. Former Conagra Chief Supply Chain Officer David B. Biegger was also appointed to the Board, following a search by a leading third-party executive search firm, and will serve on the Audit Committee.

We will continue to regularly evaluate the Board’s skillsets and composition to make sure it is well positioned to oversee and guide management as we continue to execute our strategy.

Investor Contact

ICR

Jeff Sonnek

646-277-1263

Jeff.sonnek@icrinc.com

Media Contact:

Freshpet@edelmansmithfield.com

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About Freshpet

Freshpet is the leading fresh food for dogs and cats. Since its conception in 2006, Freshpet has been on a mission to transform the lives of dogs and cats through the power of fresh, nutritious food, while pushing the boundaries of sustainable practices. The recipes are developed by Veterinarian Nutritionists and made with natural whole ingredients, like fresh meats, vegetables and fruits, which are cooked in small batches at lower temperatures to preserve their natural goodness. Sustainably-made in Bethlehem, PA and their new Kitchens in Ennis TX, Freshpet foods and treats are kept refrigerated until they arrive at Freshpet fridges in your local market, or are delivered direct to your door.

Freshpet is available in a growing number of mass, grocery, natural food, club, and pet specialty retailers across the United States, Canada and Europe, as well as online in the U.S. for direct delivery and through its partnership with Petco. From the care taken in partnering with farmers whose values align with theirs, to how each recipe is made, Freshpet’s commitment to integrity, transparency and social responsibility is a point of pride.

Connect with Freshpet:

https://www.facebook.com/Freshpet

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

https://www.tiktok.com/@freshpet

Forward-Looking Statements

Certain of the Company’s statements included herein constitute “forward-looking” statements, including statements related to the future impact of the novel coronavirus, the future progress of our Freshpet Kitchens expansion, future governance changes, our growth potential and plans, our projected or targeted operating results, our ability to meet our sustainability targets, goals, and commitments, including due to the impact of climate change, our expectations regarding our future operating and economic environment, and our long-term capacity planning. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein, including potential costs associated with shareholder activism. For a detailed discussion of risks, uncertainties and other factors that could cause our actual results to differ materially from those anticipated or expressed in any forward-looking statements, see the section entitled “Risk Factors” in the Company’s latest annual report on Form 10-K and its quarterly reports on Form 10-Q filed with the SEC. Such forward-looking statements are made only as of the date they are made. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Important Additional Information and Where to Find It

This communication is being made in connection with the Company’s upcoming 2023 annual meeting of shareholders (the “Annual Meeting”). The Company intends to file a proxy statement (the “Proxy Statement”), an accompanying WHITE proxy card and other relevant documents with the Securities and Exchange Commission (the “SEC”) in connection with the Annual Meeting. BEFORE MAKING ANY VOTING DECISION, SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. Security holders may obtain free copies of the Definitive Proxy Statement and other documents containing important information about Freshpet once such documents are filed with the SEC, free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents will also be available free of charge on the “Investors” section of Freshpet’s website at www.investors.freshpet.com.

Participants in the Solicitation

Freshpet, members of our Board of Directors and certain of our executive officers are “participants” in the solicitation of proxies from the Company’s shareholders in connection with the Annual Meeting. Information regarding the Company’s Board of Directors and executive officers and their respective interests in the Company, by security holdings or otherwise, is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023, as amended on May 1, 2023. To the extent such ownership interests have changed since such filings, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC, and will be reflected in the Proxy Statement for the 2023 Annual Meeting when filed with the SEC. Security holders may obtain free copies of these documents as described above.

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